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                                                                     EXHIBIT 5.1


                                                                 212-859-8272
March 5, 1998                                                (FAX: 212-859-8587)

The Dial Corporation
15501 N. Dial Boulevard
Scottsdale, AZ  85260-1619

Ladies and Gentlemen:

                  We have acted as special counsel to The Dial Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333- ) (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering $300,000,000 aggregate issue amount of debt securities (the "Debt Securities") to be issued from time to time by the Company. All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

                  In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

                  (a)       Registration Statement; and

                  (b)       Indenture.
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The Dial Corporation                  - 2 -                        March 5, 1998


The documents referred to in items (a) through (c) above, inclusive, are referred to herein collectively as the "Documents".

                  In all such examinations, we have assumed the legal capacity of all natural persons executing Documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

                  To the extent it may be relevant to the opinion expressed herein, we have assumed that the parties to the Documents other than the Company have the power and authority to enter into and perform such Documents and to consummate the transactions contemplated thereby, that the documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the Documents and all laws applicable thereto.

                  Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when
(i) the Registration Statement has become effective under the Securities Act,
(ii) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company and (iii) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and (iv) the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company.

                  We express no opinion as to the legality or binding effect of any provision of the Debt Securities or the Indenture providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than the currency of the United States of America is contrary to applicable law. In this connection, we note that, as of the date of this opinion, in the case of a Debt Security denominated in
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The Dial Corporation                - 3 -                          March 5, 1998


foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

                  The opinion expressed herein is limited to the laws of the United States of America and the laws of the State of New York and, to the extent relevant to the opinion expressed above, the General Corporation Law of the State of Delaware, as currently in effect. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus and the caption "Legal Matters" in any Prospectus Supplement forming a part of the Registration Statement to the extent that a "Legal Matters" section is included in such Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                  The opinion expressed herein is solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                                               Very truly yours,

                               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                               By:  /s/ STUART H. GELFOND
                                   -----------------------------------------
                                        Stuart H. Gelfond


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